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                                                                   EXHIBIT 3.103


                           CERTIFICATE OF FORMATION

                                      OF

                             THOROUGHBRED, L.L.C.


1.   The name of the limited liability company is THOROUGHBRED, L.L.C.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The latest date on which the limited liability company is to dissolve is June 30, 2024.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of this 15th day of August, 1994.



                                  /s/   James C. Seven
                                  ---------------------------------------------

                                  James C. Sevem - Secretary
                                  ---------------------------------------------